SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |_|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                               Hungry Minds, Inc.
________________________________________________________________________________
                (Name of Registrant as Specified In Its Charter)


________________________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

            --------------------------------------------------------------------

      3.    Filing Party:

            --------------------------------------------------------------------

      4.    Date Filed:

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

                                   [NEW LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                         To Be Held On February 9, 2001

To the Stockholders:

      Notice is hereby given that the 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Hungry Minds, Inc., a Delaware corporation, formerly IDG Books Worldwide, Inc. (the "Company"), will be held on Friday, February 9, 2001 at 9:00 a.m., Eastern Standard Time, at the Company's headquarters located at 909 Third Avenue, New York City for the following purposes:

      1. To elect directors to serve for a term of one year and until each of their respective successors is duly elected;

      2. To ratify the appointment of Deloitte & Touche LLP as independent accountants of the Company for the fiscal year ending September 29, 2001; and

      3. To transact such other business as may properly come before the meeting or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on December 28, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

      All stockholders are cordially invited to attend the Annual Meeting in person. However, to assure your representation at the Annual Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Annual Meeting may vote in person even if he or she has returned a proxy card.

                                       By Order of the Board of Directors


                                       [Insert John Ball's electronic signature]

                                       John P. Ball
                                       Executive Vice President and Secretary
New York City

January 8, 2001

--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------

                               HUNGRY MINDS, INC.

                            ------------------------

                                 PROXY STATEMENT
                                       FOR
                       2000 ANNUAL MEETING OF STOCKHOLDERS

                            ------------------------

                               PROCEDURAL MATTERS

General

            The enclosed Proxy is solicited on behalf of the Board of Directors of Hungry Minds, Inc., a Delaware corporation, formally IDG Books Worldwide, Inc. (the "Company"), for use at the 2000 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Friday, February 9, 2001 at 9:00 a.m., Eastern Standard Time, and at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Company's headquarters located at 909 Third Avenue, New York, NY 10022. The Company's telephone number at that location is (212) 884-5000.

            This Proxy Statement and the enclosed proxy card were mailed on or about January 8, 2001, together with the Company's 2000 Annual Report to Stockholders, to all stockholders entitled to vote at the Annual Meeting.

Record Date

            Stockholders of record at the close of business on December 28, 2000 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 14,752,656 shares of the Company's Class A Common Stock, $0.001 par value (the "Class A Common Stock"), and no shares of the Company's Class B Common Stock, $0.001 par value (the "Class B Common Stock"), were issued and outstanding and entitled to be voted at the Annual Meeting. For information regarding security ownership by management and by the beneficial owners of more than 5% of the Company's Common Stock, see "Security Ownership of Certain Beneficial Owners and Management." The closing price of the Company's Class A Common Stock on the Nasdaq National Market on the Record Date was $5.56 per share.

Revocability of Proxies

            Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy, or by attending the Annual Meeting and voting in person.

Voting and Solicitation

            Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock on all matters presented at the Annual Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

            The cost of soliciting proxies will be borne by the Company. The Company may reimburse brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, telegram, letter or facsimile.

Quorum; Abstentions; Broker Non-Votes

            The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the voting power of the Common Stock entitled to vote shall constitute a quorum for the transaction of business. The Company intends to include abstentions and broker non-votes as present for purposes of establishing a quorum for the transaction of business, to include abstentions and to exclude broker non-votes from the calculation of shares entitled to vote with respect to any proposal for which authorization to vote was withheld.

Procedure for Submitting Stockholder Proposals

            Any proposal of a stockholder of the Company which is intended to be presented by such stockholder at the Company's Year 2001 Annual Meeting of Stockholders, either pursuant to inclusion in the proxy statement and form of proxy relating to such meeting or otherwise, must be received by the Secretary of the Company no later than September 11, 2001.

            The Company's Bylaws provide that a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business and
(v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in his capacity as a proponent to a stockholder proposal. In order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the Exchange Act and the proposal must otherwise be eligible for inclusion pursuant to such regulations. In addition, such stockholder's notice shall set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the corporation which are beneficially owned by such person, (iv) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (v) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected).

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

Directors and Nominee's

            The Company's Board of Directors currently consists of six members, each of whom will be elected at the Annual Meeting for a term of one year.

            The Board of Directors has selected the nominees listed below to be elected at the Annual Meeting as the members of the Company's Board of Directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them for these nominees. In the event that any such nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy; however, the Company has no reason to believe that the listed nominees will be unable or will decline to serve as directors. The directors elected at this Annual Meeting will serve for a term of one year or until the respective director's successor has been elected and qualified.

            The names of the nominees for members of the Company's Board of Directors, their ages as of December 28, 2000, and certain other related information are set forth below. There are no family relationships between any of the nominees.

                  Name                Age          Position with the Company
                  ----                ---          -------------------------

John J. Kilcullen.................    41    Chairman of the Board of Directors
                                             and Chief Executive Officer
Patrick J. McGovern...............    64    Director
Kelly P. Conlin...................    40    Director
Julius A. Hoeft...................    54    Director
Axel J. Leblois...................    53    Director
Gregoire Sentilhes ...............    40    Director

            John J. Kilcullen. Mr. Kilcullen has served as Chief Executive Officer of the Company since July 1991 and has been a director of the Company and Chairman of the Board since March 1998. Prior to that, Mr. Kilcullen served as Vice President, Sales and Marketing and Publisher of the Company from April 1990 to July 1991. For the nine years prior to joining the Company, Mr. Kilcullen worked in various sales and marketing capacities for two publishing industry leaders, Bantam Doubleday Dell, Inc. and Prentice-Hall, and computer book publisher Que Corporation.

            Patrick J. McGovern. Mr. McGovern has been a director of the Company since its inception in February 1990. Mr. McGovern is the founder and chairman of the board of directors of International Data Group, a Massachusetts corporation and the parent corporation of the Company ("IDG"). Mr. McGovern has served as the Chairman of IDG and its predecessor since February 1964. Mr. McGovern also serves on the boards of directors of the Massachusetts Institute of Technology, the Magazine Publishers Association and a number of IDG's subsidiaries.

            Kelly P. Conlin. Mr. Conlin has been a director of the Company since January 1999. Mr. Conlin has served as CEO of IDG since March 1999, and has been the President since 1995. Mr. Conlin served as President of IDG Marketing Services from 1991 to October 1995. Mr. Conlin also serves as a director of American Business Press, a privately-held company, and a number of IDG's subsidiaries.

            Julius A. Hoeft. Mr. Hoeft has been a director of the Company since October 1998. Mr. Hoeft is the former Chairman and Chief Executive Officer of Bantam/Doubleday, Dell, Inc. from January 1996 to July 1998 and served as President and Chief Executive Officer from June 1991 to January 1996. Mr. Hoeft is a director of Bushnell Inc. and member of the Board of Trustees of the University of Dayton and Keeler Tavern Preservation Society.

            Axel J. Leblois. Mr. Leblois has been a director of the Company since July 1999. Mr. Leblois is the Chairman of WorldTimes Inc., an international affairs publication and content provider to major news databases, since 1995. Prior to that from 1997 to 2000, Mr. Leblois served as the Chief Executive Officer of ExecuTrain, a world leader in business technology training. From 1996 to 2000 Mr. Leblois served as a Director for ExecuTrain. From 1991 to 1996, Mr. Leblois was Chief Executive Officer of the North American division of Paris-based Bull HN Information Systems Inc., formerly Honeywell Information Systems. Mr. Leblois is also a member of the board of directors of World Times, Inc., and Peritas Software and has been on the board of Wang Global, and is currently a trustee of the Atlanta International School.

            Gregoire Sentilhes. Mr. Sentilhes was nominated to serve as a director of the Company in 2000. Mr. Sentilhes is the co-founding General Partner of Next Stage Ventures, a $300 million investment fund focusing on early stage wireless and broadband companies. Prior to this, he served as the Chief Operating Officer and President, International, of Screaming Media, a Nasdaq listed digital content network company. Prior to his tenure at Screaming Media, Mr. Sentilhes served as the Vice President of Global Marketing at Bertelsmann On Line, the e-commerce division of the Bertelsmann Group. From 1993 to 1996 he served as the Chief Executive Officer of Mantra Hachette Multimedia On Line, a division he founded as part of the Lagardere Group in France. Mr. Sentilhes is also a director of Multimania, a French publicly listed online concern, Gorp.com, a leading outdoor travel site and Telecom, at the International Telecommunication Union in Geneva, Switzerland.

Board Meetings and Committees

            The Board of Directors of the Company held a total of four meetings during fiscal 2000. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors during each director's service on the Board and the total number of meetings of the committees upon which he served. Certain matters were approved by the Board of Directors and its committees by unanimous written consent. The Board of Directors of the Company has two standing committees: the Audit Committee and the Compensation Committee.

            The Board of Directors adopted a written charter for the Audit Committee which is appended to the proxy. The Audit Committee consists of Messrs. Hoeft and Sentilhes, Mr. Hoeft and Mr. Sentilhes are "independent" directors as that term is defined by the National Association of Securities Dealers. The Audit Committee is responsible for, among other things, (i) reviewing and discussing the audited financial statements with management, (ii) discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, (iii) recommending to the Board of Directors that the Company include the audited financials in its Annual Report on Form 10K, and (iv) overseeing compliance with SEC requirements for disclosure of auditors' services and activities. The Audit Committee, which was established in October 1998, acted by unanimous written consent once during fiscal 2000.

            The Compensation Committee, which currently consists of Messrs. Hoeft, Leblois and Sentilhes, is responsible for (i) reviewing and making recommendations to the Board regarding the compensation policy for the Company's officers and directors, (ii) administering the Company's current stock plans and reviewing and making recommendations regarding other proposed or adopted compensatory plans, (iii) reviewing and making recommendations to the Board regarding all forms of compensation to be provided to the Company's executive officers, (iv) reviewing and making recommendations to the Board regarding general compensation goals and guidelines for the Company's employees, (v) preparing the Report of the Compensation Committee and (vi) authorizing the repurchase of shares from terminated employees pursuant to applicable law. The Compensation Committee, which was established in October 1998, held one meeting during fiscal 2000.

Director Compensation

            The Company's directors who are not officers or employees of the Company are paid an annual retainer of $10,000 and a fee of $1,000 for each meeting attended of the Board of Directors or of a committee of the Board of Directors. The Company's 1998 Stock Plan provides for automatic grants of options to non-employee directors to purchase 10,000 shares of the Class A Common Stock upon the director's election and options to purchase 5,000 shares of the Class A Common Stock on March 1 of each year, provided he has served on the board for six months. The 1998 Stock Plan provides that options issuable to directors of the Company who are also officers or directors of IDG will, at the election of IDG, be issued to IDG or an officer, director or employee of IDG designated by IDG. During fiscal 2000, in accordance with the 1998 Stock Plan, the Company granted 5,000 options on March 1, 2000 at $15.00 to each of Messrs. Hoeft and Leblois, 10,000 options on March 1, 2000 at $15.00 to IDG (in connection with the services of IDG officers Messrs. Conlin and McGovern as non-employee directors) and 10,000 options to Mr. Sentilhes on March 15, 2000 at $12.88. During fiscal 2000, no other non-employee directors received options to purchase capital stock of the Company.

Required Vote

            The six nominees receiving the highest number of affirmative votes of the shares entitled to be voted shall be elected to the Board of Directors. Votes withheld are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they otherwise have no legal effect under Delaware law.

--------------------------------------------------------------------------------
RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF MESSRS. KILCULLEN, MCGOVERN, CONLIN, HOEFT, LEBLOIS AND SENTILHES.
--------------------------------------------------------------------------------

                                 PROPOSAL NO. 2
             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

            The Board of Directors has selected Deloitte & Touche LLP, independent accountants, to audit the financial statements of the Company for the fiscal year ending September 29, 2001. Deloitte & Touche LLP has been the Company's auditors since its founding in 1990. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting to make a statement and respond to appropriate questions.

Required Vote

            The Board of Directors has conditioned its appointment of the Company's independent accountants upon the receipt of the affirmative vote by the holders of a majority of the Common Stock present in person or represented by proxy and voting at the Annual Meeting. In the event that the stockholders do not approve the selection of Deloitte & Touche LLP, the appointment of the independent accountants will be reconsidered by the Board of Directors.

--------------------------------------------------------------------------------
RECOMMENDATION: THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS.
--------------------------------------------------------------------------------

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

            The Company is a majority-owned subsidiary of IDG Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of IDG Holdings, Inc., a Delaware corporation. IDG Holdings, Inc. is a wholly-owned subsidiary of IDG, a majority of the capital stock of which is owned by Patrick J. McGovern, its founder and chairman of the board of directors and a director of the Company. IDG's address is One Exeter Plaza, Boston, Massachusetts 02116. The following table sets forth, as of the Record Date, the beneficial ownership of the Company's Common Stock by the Company's principal stockholder, each of the Named Executive Officers, each of the Company's directors and by all executive officers and directors of the Company as a group, who have a business address at the Company's headquarters.

-------------------------------------------------------------------------------------------
Name                                                     Class A Common Stock
-------------------------------------------------------------------------------------------
                                                                Percent
                                          Number of Shares        of       Percent of Total
                                         Beneficially Owned    Ownership     Voting Power
                                         --------------------------------------------------
IDG Enterprises, Inc. (2) .........          11,188,615          75.7%          75.7%
John J. Kilcullen (3) .............             244,555           1.6%           1.6%
John P. Ball (4) ..................              97,648             *              *
William G. Barry (5) ..............              10,000             *              *
John M. Harris ....................                   0             *              *
Patrick J. McGovern (6) ...........          11,193,615          75.7%          75.7%
Kelly P. Conlin ...................               1,000             *              *
Julius A. Hoeft (7) ...............              15,167             *              *
Axel J. Leblois (8) ...............               8,334             *              *
Gregoire Sentilhes (8) ............               3,333             *              *
Marathon Capital Partners, L.P. (9)             743,100           5.0%           5.0%
-------------------------------------------------------------------------------------------
All executive officers and
   Directors as a group (9 persons)          11,573,652          76.7%          76.7%
-------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------

----------
*     Represents beneficial ownership of less than one percent.

(1) The number and percentage of shares beneficially owned are based on 14,752,656 shares of Class A Common Stock and no shares of Class B Common Stock outstanding as of the Record Date. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. Shares of Class A Common Stock subject to options that are currently exercisable or exercisable within 60 days of the Record Date are deemed to be outstanding and beneficially owned by the person holding such options for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table, and subject to applicable community property laws, such persons have sole voting and investment power with respect to all shares of the Company's Common Stock shown as beneficially owned by them.
(2) Represents shares of Class A Common Stock directly held by IDG Enterprises, Inc. shares issuable upon exercise of vested options held by IDG. IDG Enterprises, Inc., is an indirect, wholly-owned subsidiary of IDG.
(3) Represents vested shares in the Company's Employee Stock Ownership Plan, shares issuable upon exercise of vested options and shares purchased by the individual under the Company's Employee Stock Purchase Plan.
(4) Represents vested shares in the Company's Employee Stock Ownership Plan, shares issuable upon exercise of vested options, shares purchased by the individual under the Company's Employee Stock Purchase Plan, and shares held by Mr. Ball's wife.
(5)   Represents shares held directly by Mr. Barry.
(6) Includes the shares of Class A Common Stock beneficially owned by IDG Enterprises, Inc. and IDG as set forth in footnote (2) above, as well as 5,000 shares held by Mr. McGovern's wife. IDG Enterprises, Inc. is an indirect, wholly-owned subsidiary of IDG. Mr. McGovern is chairman of the board of directors and owns a majority of the issued and outstanding capital stock of IDG.
(7) Represents shares issuable upon exercise of vested options and shares directly held by Mr. Hoeft.
(8)   Represents shares issuable upon exercise of vested options.
(9) The amount and nature of beneficial ownership of Class A Common Stock is based on information set forth in a Schedule 13D filed December 27, 2000 by the beneficial owner. The schedule 13D states that (i) Marathon Capital

      Management Group, L.L.C. ("MCM") and Marathon Capital Partners, L.P.("MCP") has shared voting power with respect to 740,000 shares, (ii) Peter R. Gardiner has sole voting and dispositive power with respect to 11,100 shares and shared voting power with respect to 743,100 shares and
      (iii) Peter A. B. Gardiner has shared voting and is positive power with respect to 3,100 shares. The Schedule 13D states that MCM is the investment advisor to and general partner of MCP and that Peter R. Gardiner is a managing member of MCM. Peter A. B. Gardiner is Peter R. Gardiner's father. The Schedule 13D states that MCP filed the Schedule 13D jointly with MCM, MCP and Messrs. Gardiners', but not as a member of a group. The business address of such beneficial owner is 9595 Wilshire Blvd., Suite 700, Los Angeles, California 90212.

            As a result of its ownership of the Company's Common Stock, IDG will be able to significantly influence matters affecting the Company, will be in a position to direct the election of all members of the Board of Directors, and will be able to control all actions that require the approval of a majority of the voting share capital of the Company.

                         EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

            The following table sets forth information concerning the compensation paid to the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (collectively, the "Named Executive Officers") during the Company's fiscal years ended September 30, 2000, September 30, 1999 and September 30, 1998.1

------------------------------------------------------------------------------------------------------------------------------------
                                                                       Annual Compensation           Long-Term
                                                                ---------------------------------   Compensation       All Other
Name and Principal Position                             Year        Salary ($)        Bonus ($)       Awards (2)    Compensation ($)
------------------------------------------------------------------------------------------------------------------------------------
John J. Kilcullen...................................... 2000        $336,549          $310,000              --         $8,000(3)
    Chairman and Chief Executive Officer                1999         289,000           289,000          $4,800          3,972(3)
                                                        1998         270,000           422,600          14,400        233,402(4)

William G. Barry......................................  2000        $176,544(5)       $338,921(6)           --         $6,000(7)
President and Chief Operating Officer                   1999              --                --              --             --
                                                        1998              --                --              --             --

John P. Ball.........................................   2000        $229,423          $329,415(8)           --         $8,000(3)
     Executive Vice President and Secretary             1999         200,000           145,000          $4,800          4,615(3)
                                                        1998         190,000           161,755          14,400             --

John M. Harris........................................  2000         $84,615(9)       $133,019              --       $116,088(10)
     Senior Vice President and Chief Financial Officer  1999              --                --              --             --
                                                        1998              --                --              --             --
------------------------------------------------------------------------------------------------------------------------------------

-----------
(1) The Company's fiscal year ends on last Saturday in September. Fiscal years 2000, 1999, and 1998 ended on September 30, 2000, September 25, 1999 and September 26, 1998 respectively. For convenience, fiscal year-ends are denoted occasionally herein as September 30.
(2)   Represents contribution by the Company to its Employee Stock Ownership
      Plan.
(3) All Other Compensation during fiscal 2000 consists of matching and other contributions made under the Company's 1999 and 401(k) and Profit Sharing Plan.
(4) Consists of deferred compensation. The deferred compensation programs pursuant to which Mr. Kilcullen received such amount were terminated at the end of fiscal 1998.
(5) Represents compensation from March through September 2000 based on a $300,000 annual salary
(6)   Includes a one-time sign on bonus of $165,705.
(7)   Includes car allowance earned from April through September 2000.
(8) Includes $100,000 bonus granted to Mr. Ball in connection with services he provided as acting Chief Operating Officer during fiscal 2000.
(9) Represents compensation from May through September 2000 based on a $200,000 annual salary.
(10)  Represents relocation expenses.

Employment Agreements

      John J. Kilcullen, the Company's Chairman and Chief Executive Officer is employed under an employment agreement that expires on July 1, 2002, unless earlier terminated by either party. The employment agreement provides for a compensation package consisting of base salary, subject to increases at the discretion of the Board Directors plus participation in the Company's Bonus Plan based on certain targets defined by the Board of Directors. In addition, Mr. Kilcullen was granted options to purchase up to 250,000 shares of the Company's Class A Common Stock subject to certain vesting requirements upon commencement of his employment. In addition, Mr. Kilcullen was granted options to purchase up to an additional 100,000 shares on October 26, 1999. Mr. Kilcullen is also eligible to participate in all of the Company's fringe benefit programs.

      In the event that the Company terminates Mr. Kilcullen's employment with the Company without cause or Mr. Kilcullen terminates his employment with the Company for good reason (as those terms are defined in the employment agreement), the Company shall pay to Mr. Kilcullen severance in an amount equal to his then current base salary for one year, an amount equal to his maximum target bonus and any options under his initial grant of 250,000 shall immediately vest and become exercisable to the extent of twenty-four additional months of vesting and shall remain exercisable for 180 days following termination of employment. If Mr. Kilcullen is terminated as a result of a Change of Control in the Company (as defined in the agreement), the Company shall pay to Mr. Kilcullen and amount equal to 200% of his then base salary in addition to the full amount of any target bonus and any options that he holds to purchase shares of the Company's Class A Common Stock will become immediately exercisable. The agreement also contains a non-solicitation covenant which restricts Mr. Kilcullen from soliciting any Company employees or customers for a period of one year after termination.

      William G. Barry, the Company's President and Chief Operating Officer is employed under a compensation agreement that expires on March 1, 2004, unless earlier terminated by either party. The compensation agreement provides for a compensation package consisting of base salary plus participation in the Company's Bonus Plan based on certain targets defined by the Board of Directors. In addition, Mr. Barry was granted options to purchase up to 300,000 shares of the Company's Class A Common Stock subject to certain vesting requirements. Mr. Barry was also provided with a sign-on bonus of $165,705 upon his commencing employment with the Company and given a $1,000 monthly car allowance. Mr. Barry is also eligible to participate in all of the Company's fringe benefit programs.

      In the event that the Company terminates Mr. Barry's employment with the Company without cause or Mr. Barry terminates his employment with the Company for good reason (as those terms are defined in the employment agreement), the Company shall pay to Mr. Barry severance in an amount equal to his then current base salary for one year, an amount equal to his maximum target bonus and any options under his initial grant of 300,000 shall immediately vest and become exercisable to the extent of twenty-four additional months of vesting and shall remain exercisable for 180 days following termination of employment. In addition, if Mr. Barry is terminated without cause within the first 12 months following the commencement of his employment with the Company, Mr. Barry will receive an amount equal to his base salary and maximum target bonus for the balance of the first three years of his employment period as defined in the employment agreement. If Mr. Barry is terminated as a result of a Change of Control in the Company (as defined in the agreement), the Company shall pay to Mr. Barry and amount equal to 200% of his then base salary in addition to the full amount of any target bonus and any options that he holds to purchase shares of the Company's Class A Common Stock will become immediately exercisable. The agreement also contains a non-solicitation covenant which restricts Mr. Barry from soliciting any Company employees or customers for a period of one year after termination.

      John P. Ball, the Company's Executive Vice President and Secretary, is employed under a compensation agreement that expires on July 1, 2002, unless earlier terminated by either party. The compensation agreement provides for a compensation package consisting of base salary plus participation in the Company's Bonus Plan based on certain targets defined by the Board of Directors. In addition, Mr. Ball was granted options to purchase up to 100,000 shares of the Company's Class A Common Stock subject to certain vesting requirements. In addition, Mr. Ball was subsequently granted options to purchase up to 50,000 shares on October 26, 1999 in connection with his services as acting Chief Operating Officer during the 2000 fiscal year. Mr. Ball is also eligible to participate in all of the Company's fringe benefit programs.

      In the event that the Company terminates Mr. Ball's employment with the Company without cause or Mr. Ball terminates his employment with the Company for good reason (as those terms are defined in the employment agreement), the Company shall pay to Mr. Ball severance in an amount equal to his then current base salary for one year, an amount equal to his maximum target bonus and any options under his initial grant of 100,000 shall immediately vest and become exercisable to the extent of twenty-four additional months of vesting and shall remain exercisable for 180 days following termination of employment. If Mr. Ball is terminated as a result of a Change of Control in the Company (as defined in the agreement), the Company shall pay to Mr. Ball and amount equal to 200% of his then base salary in addition to the full amount of any target bonus and any options that he holds to purchase shares of the Company's Class A Common Stock will become immediately exercisable. The agreement also contains a non-solicitation covenant which restricts Mr. Ball from soliciting any Company employees or customers for a period of one year after termination.

      John M. Harris, the Company's Senior Vice President and Chief Financial Officer, is employed under a compensation agreement that expires on May 1, 2004 unless earlier terminated by either party. The compensation agreement provides for a compensation package consisting of base salary, subject to potential increases at the discretion of the Company and an annual performance bonus in an amount based upon an annual Company earnings target, as determined by the Board of Directors. Mr. Harris was guaranteed an $83,000 bonus based on fiscal year 2000. In addition, Mr. Harris was granted options to purchase up to 100,000 shares of the Company's Class A Common, subject to certain vesting requirements. Mr. Harris was also provided with up to $75,000, net of taxes, in relocation expenses in connection with his employment with the Company. In addition, Mr. Harris is eligible to participate in all of the Company's fringe benefit programs.

      In the event that the Company terminates Mr. Harris' employment with the Company without cause or Mr. Harris terminates his employment with the Company for good reason (as those terms are defined in the employment agreement), the Company shall pay to Mr. Harris severance in an amount equal to his then current base salary for one year, an amount equal to his maximum target bonus and any options under his initial grant of 100,000 shall immediately vest and become exercisable to the extent of twenty-four additional months of vesting and shall remain exercisable for 180 days following termination of employment. If Mr. Harris is terminated as a result of a Change of Control in the Company (as defined in the agreement), the Company shall pay to Mr. Harris and amount equal to 200% of his then base salary in addition to the full amount of any target bonus and any options that he holds to purchase shares of the Company's Class A Common Stock will become immediately exercisable. The agreement also contains a non-solicitation covenant which restricts Mr. Harris from soliciting any Company employees or customers for a period of one year after termination.

Option Grants in Last Fiscal Year

      Mr. Barry was granted an option to purchase up to 300,000 of the Company's Class A Common Stock at an exercise price of $10.94 per share on April 13, 2000 in connection with the commencement of his employment with the Company. The options granted vest as follows: 25% on April 13, 2001 and 1/36 of the balance vests monthly thereafter.

      Mr. Harris was granted on option to purchase up to 100,000 shares of the Company's Class A Common Stock at an exercise price of $10.06 per share on May 1, 2000 pursuant to a stock option agreement made in connection with the commencement of his employment with the Company. The options granted pursuant to such agreement vest as follows: 25% on May 1, 2001 and 1/36 of the balance vests monthly thereafter.

Option Exercises and Holdings

      The following table sets forth, as to the Named Executive Officers, certain information concerning stock options exercised during fiscal 2000 and the number of shares subject to exercisable and unexercisable stock options as of September 30, 2000. The table also sets forth certain information with respect to the value of stock options held by such individuals as of September 30, 2000.

                     Fiscal Year Aggregated Option Exercises
                        and Fiscal Year-End Option Values

----------------------------------------------------------------------------------------------------------------------
                                                    Number of Securities Underlying         Value of Unexercised
                                                     Unexercised Options at Fiscal      In-the-Money Options at Fiscal
                         Shares                                Year-End                          Year-End(1)
                      Acquired on       Value       ------------------------------------------------------------------
Name                    Exercise     Realized ($)    Exercisable     Unexercisable      Exercisable      Unexercisable
----------------------------------------------------------------------------------------------------------------------
John J. Kilcullen ..       --            --            205,208          144,792              $0               $0
William G. Barry....       --            --                 --          300,000               0                0
John P. Ball .......       --            --             85,416           64,584               0                0
John M. Harris .....       --            --                 --          100,000               0                0
----------------------------------------------------------------------------------------------------------------------

(1) Because the market price of the Company's common stock was less than the applicable exercise prices on the options, no value is reportable.

                 RELATIONSHIP WITH IDG AND CERTAIN TRANSACTIONS

Principal Stockholder; Control of the Company

            The Company is a subsidiary of IDG Enterprises, Inc., a Delaware corporation and wholly-owned subsidiary of IDG Holdings, Inc., a Delaware corporation. IDG Holdings, Inc. is a wholly-owned subsidiary of IDG, the majority of the capital stock of which is owned by Patrick J. McGovern, its founder and chairman of the board of directors and a director of the Company. Through its subsidiaries, IDG currently owns 11,188,616 shares of the Class A Common Stock, including options exercisable within 60 days, representing 75.7% of the voting power of the Company.

            As a result of its ownership of Class A Common Stock and the voting power that IDG is able to significantly influence matters affecting the Company and is in a position to control all actions that require the approval of a majority of the voting share capital of the Company, including amendments to the Company's Certificate of Incorporation, and any business combinations, and to direct the election of all members of the Board of Directors. Nonetheless, Delaware law requires that the members of the Board of Directors and officers owe a fiduciary duty to the Company regardless of conflicting interests of any other entity with which they may be affiliated.

Intercompany Agreements

            The Company and IDG have entered into certain agreements for the purpose of defining their ongoing relationship. These agreements were developed in the context of a parent/subsidiary relationship and therefore are not the result of arms-length negotiations between independent parties. Although there can be no assurance that these agreements or the transactions contemplated by these agreements have been effected on terms at least as favorable to the Company as could have been obtained from unaffiliated third parties, the Company believes that such agreements taken as a whole are fair to both parties and that the amount of the expenses contemplated by the agreements would not be materially different if the Company operated on a stand-alone basis.

            Corporate Services Agreement. The Company and IDG have entered into a Corporate Services Agreement (the "Corporate Services Agreement") pursuant to which IDG provides administrative tax services to the Company. The monthly fee under the Corporate Services Agreement has been reduced from $38,500 to $10,000. In addition, the Company may request certain additional services, including legal, corporate development and public relations services, to be provided from time-to-time in the future. The Corporate Services Agreement may be terminated by the Company on 90 days notice or by IDG when it ceases to own a majority of the outstanding voting stock of the Company.

            Registration Rights Agreement. The Company and IDG Enterprises, Inc., an indirect wholly-owned subsidiary of IDG, have entered into a Registration Rights Agreement (the "Registration Rights Agreement"). The Registration Rights Agreement entitles IDG Enterprises, Inc. to include its shares of Common Stock of the Company in any future registration of common stock made by the Company. The Company has agreed pursuant to the terms of the Registration Rights Agreement to pay all costs and expenses, other than underwriting discounts and commissions related to shares to be sold by IDG Enterprises, Inc. and expenses of legal counsel for IDG Enterprises, Inc., in connection with any such registration.

            Trademark License Agreement. In connection with the initial public offering of the Company, IDG transferred to the Company certain trademarks owned by IDG that relate to publications and products of the Company. In addition, the Company and IDG have entered into a Trademark License Agreement (the "Trademark License Agreement") pursuant to which IDG has granted to the Company a royalty-free license to use certain trademarks in conjunction with publications and products currently produced and held by the Company. Currently all of the Company's publications use trademarks covered by the Trademark License Agreement. These trademarks generally include references to "IDG," but do not include the ". . . For Dummies" trademark or the names of the Company's other publications, which are owned by the Company. The Trademark License Agreement provides that if IDG's voting interest in the Company is reduced to less than 30%, the parties will negotiate in good faith to reach an agreement providing for the continued use of the trademarks, including the IDG Books mark. If the parties were unable to reach such an agreement, the Company would be required to cease using marks covered by the Trademark License Agreement. The license also may be terminated by IDG upon a breach of the Trademark License Agreement or the insolvency of the Company.

            Noncompetition Agreement. IDG has agreed that, until the earlier of five years after the initial public offering of the Company or such time as IDG ceases to own at least a majority of the voting power of the Company, it will not, directly or indirectly, as a partner, stockholder, investor or otherwise, own a majority share or be responsible for the management of any corporation or other entity the business objectives or activities of which are carried on anywhere in the world and consist primarily of book publishing.

            Loan to Officer. The Company entered into a bridge loan agreement with Mr. Harris, the Company's Senior Vice President and Chief Financial Officer for $97,500 on April 10, 2000 for which Mr. Harris executed a promissory note to the Company for the same amount payable on or about May 15, 2000. This loan was made to Mr. Harris in connection with certain relocation expenses incurred by Mr. Harris due to his employment with the Company. The promissory note did not provide for any interest payment to the Company and was paid in full by Mr. Harris on or about December 11, 2000.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

            Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than 10% stockholders are required by SEC rules to furnish the Company with copies of all forms they file. Based solely on its review of the copies of such forms received by the Company and written representations from certain reporting persons, the Company believes that, during fiscal 2000, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% stockholders were satisfied except that a purchase by IDG of 8,000 shares of Class A Common Stock on March 30, 2000 was reported late.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

            The Compensation Committee was formed in October 1998 and is currently composed of Messrs. Hoeft Leblois and Sentilhes. No interlocking relationship exists between any member of the Company's Compensation Committee and any member of any other company's board of directors or compensation committee.

           REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

            The Compensation Committee of the Board of Directors (the "Committee") was established in October 1998 and is responsible for reviewing and making recommendations to the Board regarding the compensation and benefits for the Company's officers, other employees and directors, as well as compensation matters generally. The Committee also administers the Company's stock plans.

Compensation Philosophy and Policy

            The policy of the Committee is to attract and retain executive officers and employees through the payment of competitive base salaries and to encourage and reward performance through bonuses and stock ownership. The objectives of the Committee are to:

      o ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value;

      o ensure that the total compensation program will motivate, retain and attract executives of outstanding abilities; and

      o ensure that current cash and equity incentive opportunities are competitive with comparable companies.

            The Company has taken the necessary steps to conform its compensation practices to comply with the $1 million compensation deduction cap under Section 162(m) of the Internal Revenue Code, as amended.

Elements of Compensation

            Compensation for executive officers includes both cash and equity elements.

            Cash compensation consists of (i) base salary which is determined on the basis of the level of responsibility, expertise and experience of the executive officer, taking into account competitive conditions in the industry,
(ii) cash bonuses up to an established percentage of base salary, subject to meeting all or a portion of targeted objectives and (iii) additional cash bonuses based upon surpassing planned operating income.

            Ownership of the Company's Common Stock is a key element of executive compensation. Executive officers and other employees of the Company are eligible to participate in the 1998 Stock Plan (the "Stock Plan") and the 1998 Employee Stock Purchase Plan (the "Purchase Plan"). The Stock Plan permits the Board of Directors or the Committee to grant stock options to employees on such terms as the Board or the Committee may determine. The Committee has the sole authority to grant stock options to executive officers of the Company and is currently administering stock option grants to all employees. In determining the size of a stock option grant to a new executive officer or other employee, the Committee takes into account equity participation by comparable employees within the Company, external competitive circumstances and other relevant factors. Additional options may be granted to current executive officers and employees to reward exceptional performance or to provide additional unvested equity incentives. These options typically vest over a four-year period and thus require the employee's continuing service to the Company. The Purchase Plan permits employees to acquire Common Stock of the Company through payroll deductions and promotes broad-based equity participation throughout the Company. The Committee believes that such stock plans align the interests of the employees with the long-term interests of the stockholders.

            The Company also maintains a 401(k), Profit Sharing, and Employee Stock Ownership retirement savings plan (the "KSOP Plan"). The KSOP Plan provides that each participant may contribute up to 8% of his or her pre-tax gross compensation (up to a statutory prescribed annual limit of $10,500 in 2000).

Fiscal 2000 Executive Compensation

            Executive compensation for fiscal 2000 included base salary and cash bonuses based upon achievement of corporate goals and individual performance goals. Executive officers, like other employees, were eligible for option grants under the Stock Plan and to participate in the Purchase Plan.

Chief Executive Officer Compensation for Fiscal 1999

            In fiscal 2000, Mr. Kilcullen received a salary of $336,549 and a bonus of $310,000. Mr. Kilcullen's salary and bonuses for fiscal 2000 were based on the same factors considered for each executive officer, as previously described. In fiscal 2000, the Company also contributed, on behalf of Mr. Kilcullen, $8,000 to the Company's Employee Stock Ownership Plan.

                                               COMPENSATION COMMITTEE
                                               OF THE BOARD OF DIRECTORS

                                               Julius A. Hoeft
                                               Axel J. Leblois
                                               Gregoire Sentilhes

               REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

            The Audit Committee of the Board of Directors (the "Committee") was established in October 1998 and is responsible for, among other things, reviewing and discussing the audited financial statements with management, discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, recommending to the Board of Directors that the Company include the audited financials in its Annual Report on Form 10K and overseeing compliance with the SEC requirements for disclosure of auditors' services and activities.

Review of Audited Financial Statements

            The Audit Committee has reviewed the Company's audited financial statements for the fiscal year ending September 30, 2000 as prepared by Deloitte & Touche LLP, the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with Deloitte & Touche the matters required to be discussed by SAS 61 regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from Deloite & Touche required by the Independence Standards Board Standard No. 1 and has discussed with Deloite & Touche its independence.

Recommendation

            Based on the above review, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2000 be filed with the Company's annual report on Form 10K.

Membership

            The Audit Committee consists of Messrs. Hoeft and Senthiles.

                                                   AUDIT COMMITTEE
                                                   OF THE BOARD OF DIRECTORS

                                                   Julius A. Hoeft
                                                   Gregoire Sentilhes

                             STOCK PERFORMANCE GRAPH

            The following graph compares the cumulative total return to stockholders on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market (U.S.) Index and the Book Publishing Index. The graph assumes that $100 was invested on July 28, 1998 (the date of the Company's initial public offering) in the Company's Class A Common Stock, the Nasdaq Stock Market (U.S.) Index and the Book Publishing Index, assuming reinvestment of dividends, if any. No dividends have been declared or paid on the Company's Class A Common Stock. Note that historic stock price performance is not necessarily indicative of future stock price performance.

                Comparison of 26 Month Cumulative Total Return*
                            Among Hungry Minds, Inc.
                      The NASDAQ Stock Market (U.S.) Index
                         And the Book Publishing Index

                                  [LINE CHART]

------------------------------------------------------------------------------------------------------------------------------------
                                                                    Cumulative Total Return
------------------------------------------------------------------------------------------------------------------------------------
                                   7/28/98   9/30/98   12/31/98   3/31/99   6/30/99   9/30/99   12/31/99  3/31/00  6/30/00   9/29/00
                                   -------------------------------------------------------------------------------------------------
Hungry Minds, Inc.                   $100      $71       $111       $161      $118      $103        $72      $72      $57      $58
                                   -------------------------------------------------------------------------------------------------
NASDAQ Stock Market (U.S.) Index     $100      $90       $117       $131      $143      $147       $215     $241     $209     $194
                                   -------------------------------------------------------------------------------------------------
Book Publishing Index                $100      $85       $100       $125      $129      $111       $132     $115     $139     $149
------------------------------------------------------------------------------------------------------------------------------------

* Assumes $100 invested on 7/28/98 in Class A Common Stock, at the opening share price, or in index, including reinvestment of dividends through fiscal year ending September 30.

                                  OTHER MATTERS

            The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.

            It is important that your shares be represented at the meeting, regardless of the number of shares you hold. You are, therefore, urged to execute and return, at your earliest convenience, the accompanying proxy card in the enclosed envelope.

                                              THE BOARD OF DIRECTORS

New York City
January 8, 2001

                               HUNGRY MINDS, INC.

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

      The undersigned hereby appoints John J. Kilcullen and John P. Ball, and each of them, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Hungry Minds, Inc. (the "Company") held of record by the undersigned on December 28, 2000, at the Annual Meeting of the Stockholders of the Company to be held on February 9, 2001 and any adjournment or postponement thereof.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by duly authorized officer.

--------------------------------------------------------------------------------

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------

--------------------------------------      ------------------------------------

|X| Please mark votes as in example.

--------------------------------------------------------------------------------
                               HUNGRY MINDS, INC.
--------------------------------------------------------------------------------

1. Election of Directors.

   Nominees: (01) Kelly P. Conlin, (02), Axel J. Leblois, (03) Julius A. Hoeft,
             (04) Patrick J. McGovern, (05) John J. Kilcullen, (06) Gregoire Sentilhes

                 FOR |_|                    |_| WITHHELD

|_|_____________________________________________________________________________
NOTE: If you do not wish your shares voted "FOR" a particular nominee, mark the above box and write the name(s) of the nominee(s) on the above line.

2. Ratify the appointment of Deloitte & Touche LLP as Independent Auditors.

               FOR                 AGAINST                  ABSTAIN
               |_|                   |_|                      |_|

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

Mark box at right if an address change or comment has been noted
on the reverse side of this card.                                            |_|


Signature: ________________ Date: ____  Signature: __________________ Date: ____

Appendix

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                             CHARTER AS OF JUNE 2000

                                   I. PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing: the financial reports and other financial information provided by the Corporation to any governmental body or the public; the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the corporation's policies, procedures and practices at all levels. The Audit Committee's primary duties and responsibilities are to:

      o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

      o Review and appraise the audit efforts of the Corporation's independent accountants and internal auditing department.

      o Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department, and the Board of Directors.

      The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter.

                                II. COMPOSITION

      The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors as that term is defined by Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

                                 III. MEETINGS

      The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of the internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent accountants and management quarterly to review the Corporations financials consistent with IV.4. below).

                        IV. RESPONSIBILITIES AND DUTIES

      To fulfill its responsibilities and duties the Audit Committee shall:

Documents/Reports Review

1. Review and update this Charter periodically, at least annually, as conditions dictate.

2. Review the organization's annual financial statements and any reports or other financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent accountants.

3. Review the regular internal reports to management prepared by the internal auditing department and management's response.

4. Review with financial management and the independent accountants the 10-Q prior to its filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

5. Ensure receipt from the independent accountants of a formal written statement delineating all relationships between the independent accountants and the Corporation prepared in accordance with Independence Standards Board Standard 1.

Independent Accountants

6. Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent accountants. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant's independence.

7. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization's financial statements.

Financial Reporting Processes

9. In consultation with the independent accountants and the internal auditors, review the integrity of the organization's financial reporting processes, both internal and external.

10. Consider the independent accountants' judgements about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

11. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent accountants, management, or the internal auditing department.

Process Improvement

12. Establish regular and separate systems of reporting to the Audit Committee by each of management, the independent accountants and the internal auditors regarding any significant judgements made in management's preparation of the financial statements and the view of each as to appropriateness of such judgements.

13. Following completion of the annual audit, review separately with each management, the independent accountants and the internal auditing department any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14. Review any significant disagreements among management and the independent accountants or the internal auditing department in connection with the preparation of the financial statements.

15. Review with the independent accountants, the internal auditing department and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. (This review should be conducted at an appropriate of time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance

16. Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

17. Review management's monitoring of the Corporation's compliance with the organization's Ethical Code, and ensure that management has the proper review system in place to ensure that Corporation's financial statements, reports and other financial information disseminated to governmental organizations, and the public satisfy legal requirements.

18. Review activities, organizational structure, and qualifications of the internal audit department.

19. Review, with the organization's counsel, legal compliance matters including corporate securities trading policies.

20. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements.

21. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.


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